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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

   SALOMON SMITH BARNEY HOLDINGS INC.                 TARGETS TRUST XIII
     (EXACT NAME OF REGISTRANT AS                  EXACT NAME OF REGISTRANT AS
       SPECIFIED IN ITS CHARTER)                    SPECIFIED IN ITS CHARTER)

              NEW YORK                                     DELAWARE
       (STATE OF INCORPORATION                     (STATE OF INCORPORATION
          OR ORGANIZATION)                             OR ORGANIZATION)

             11-2418067                                   13-4105724
 (I.R.S. EMPLOYER IDENTIFICATION NO.)      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                  388 GREENWICH STREET
                  NEW YORK, NEW YORK                    10013
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)

  If this Form relates to the               If this Form relates to the
  registration of a class of                registration of a class of
  securities pursuant to Section 12(b) securities pursuant to Section 12(g) of the Exchange Act and is effective of the Exchange Act and is effective
  pursuant to General Instruction A.        pursuant to General Instruction A.
  (c), please check the following box. X    (d), please check the following box.
                                       -

Securities Act registration statement           333-69230 (If applicable)
file number to which this form relates:

Securities to be registered pursuant to
Section 12(b) of the Act:

     TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
     TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED
     -------------------                      ------------------------------

Targeted Growth Enhanced Terms Securities          American Stock Exchange
("TARGETSSM") With Respect to the Common
Stock of Wal-Mart Stores, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)






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ITEM 1.  DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

                  For a description of the securities to be registered hereunder, reference is made to the information under the headings "Summary," "Risk Factors," and "Description of the TARGETS" on pages 2 through 13, 14 through 17 and 25 through 40, respectively, of the registrants' Prospectus, Subject to Completion, dated November 21, 2001 (Registration No. 333-69230), which information is hereby incorporated herein by reference and made part of this registration statement in its entirety.

ITEM 2.  EXHIBITS.

                  99 (A). Prospectus, Subject to Completion, dated November 21, 2001, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on November 26, 2001 (No. 333-69230).

                  99 (B). Certificate of Trust of TARGETS Trust XIII, incorporated by reference to Exhibit 4(h) to the registration statement on Form S-3 of Salomon Smith Barney Holdings Inc. (the "Company") and TARGETS Trust XIII filed with the Securities and Exchange Commission on March 17, 2000 (No. 333-32792) (the "Registration Statement").

                  99 (C). Form of Amended and Restated Declaration of Trust of TARGETS Trust XIII, incorporated by reference to Exhibit 4(m) to the Registration Statement.

                  99 (D). Form of TARGETS Guarantee Agreement between the Company and JPMorgan Chase Bank, as Guarantee Trustee, incorporated by reference to Exhibit 4(n) to the Registration Statement.

                  99 (E). Form of Indenture between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Trustee, incorporated by reference to Exhibit 4(o) to the Registration Statement.

                  99 (F).  Form of TARGETS (included in Exhibit 99(C)).

                  99 (G).  Form of Forward Contract (included in Exhibit 99(E)).

                  Other securities issued by the Company are listed on the American Stock Exchange.


                                      -2-
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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              SALOMON SMITH BARNEY HOLDINGS INC.
                                              ----------------------------------
                                              (Registrant)

Date:    December 14, 2001                    By:   /S/MARK I. KLEINMAN
                                              ----------------------
                                              Name:       Mark I. Kleinman
                                              Title:      Treasurer

                                              TARGETS TRUST XIII
                                              ------------------
                                              (Registrant)



Date:    December 14, 2001                     By:   /S/MARK I. KLEINMAN
                                               ----------------------
                                               Name:       Mark I. Kleinman
                                               Title:      Regular Trustee

                                      -3-
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                                INDEX TO EXHIBITS

EXHIBIT NO.                                      EXHIBIT
-----------                                      -------

  99(A). Prospectus, Subject to Completion, dated November 21, 2001, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on November 26, 2001 (No.333-69230).

  99(B).                                Certificate of Trust of TARGETS Trust
                                        XIII, incorporated by reference to
                                        Exhibit 4(h) to the registration
                                        statement on Form S-3 of Salomon Smith
                                        Barney Holdings Inc. and TARGETS Trust
                                        XIII filed with the Securities and
                                        Exchange Commission on March 17,2000
                                        (No. 333-32792) (the "Registration
                                        Statement").

  99(C). Form of Amended and Restated Declaration of Trust of TARGETS Trust XIII incorporated by reference to Exhibit 4
                                        (m) to the Registration Statement.

  99(D). Form of TARGETS Guarantee Agreement between the Company and JPMorgan Chase Bank, as Guarantee Trustee, incorporated by reference to Exhibit 4(n) to the Registration Statement.

  99(E). Form of Indenture between the Company and JPMorgan Chase Bank, as Trustee (formerly The Chase Manhattan Bank), incorporated by reference to Exhibit 4
                                        (o) to the Registration Statement.

  99(F).                                Form of TARGETS (included in Exhibit 99
                                        (C)).

  99(G).                                Form of Forward Contract (included in
                                        Exhibit 99 (E)).